Exhibit 4.63

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), dated as of February 4, 2025, by and between HUB Cyber Security Ltd., an Israeli company number 51-102937-3, having its principal office at 2 Kaplan Street, Tel Aviv, Israel 6473403 (the “Borrower”) and Julestar LLC, a Delaware limited liability company, having its principal office at 8002 Kew Gardens Rd, STE 307,
Kew Gardens, NY, United States 11415-3602 (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lender to make available for it a loan, and the Lender has agreed to the request of the Borrower under the terms and conditions set out herein; and

WHEREAS, in addition to the foregoing, in order to induce the Lender to provide the Loan and to accept the request of the Borrower, the Borrower has agreed to make certain representations, warranties and covenants hereinafter set forth, including, among others, to grant the Warrants (as defined in this Agreement) to the Lender or to the Initial Warrant Holders, and to accept the other terms, conditions and provisions hereinafter set forth; and

WHEREAS, the Borrower and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

ARTICLE I. DEFINITIONS

SECTION 1.01. Definitions. In addition to the terms defined above, the following terms, as used herein, shall have the meanings set forth below:

(a) “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with a Person.

(b) “Agreement” or “Loan Agreement” shall mean this Agreement and any and all schedules thereto, as amended or otherwise modified from time to time.

(c) “Board of Directors” means the board of directors of the Borrower.

(d) “Business Day” shall mean any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the State of Israel are authorized or required by law or other governmental action to close.

(e) “Bankruptcy Event” shall mean any of the following events: (i) the Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, stay proceeding, insolvency or liquidation or similar law of any jurisdiction (including, among others, Insolvency and Financial Rehabilitation Law 5778-2018) relating to the Borrower or any Subsidiary thereof, (ii) there is commenced against the Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (iii) the Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or in stay proceeding or order to commence proceeding (צו פתיחת הליכים) or any similar order of relief or other order approving any such case or proceeding is entered, (iv) any appointment of any custodian, trustee, receiver, administrator, settlement manager or the like (whether in a temporary position or other position) for Borrower or any Subsidiary thereof or any substantial part of Borrower’s or any Subsidiary’s property that is not discharged or stayed within 60 calendar days after such appointment, (v) the Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (vi) the Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (viii) the Borrower or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (ix) the Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(f) “Change of Control Transaction” means the occurrence after the date hereof of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower (other than by means of conversion of Note), (ii) the Borrower or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrower or the successor entity of such transaction or less than 50% of the equity of its significant Subsidiaries, (iii) the Borrower sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors as of the Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (v) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

(g) “Closing” means the closing of the transactions contemplated by this Agreement pursuant to SECTION 3.01.

(h) “Closing Date” means the Business Day when all of the Loan Documents have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to fund the Loan, and (ii) the Borrower’s obligations to deliver the Note and the other Loan Documents have been satisfied or waived by the Lender.

(i) “Comsec” means Comsec Ltd., an Israeli company (company number 511187304).

(j) “Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties, indemnification obligations or agreements to pay liquidated damages extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

(k) “Control” shall have the meaning assigned to such term by the Israeli Securities Act of 1968 (the “Israeli Securities Act”).

(l) “Dollars” or “$” refers to lawful money of the United States of America.

(m) “Flow of Funds Agreement” shall mean the agreement in the form of Exhibit A annexed hereto executed by the Borrower and the Lender directing the payment of the Funding Amount, less the amount of the Lender’s expenses set forth in SECTION 3.05.

(n) “Funding Amount” shall mean, with respect to the Loan, US$2,650,000 (two million six hundred fifty thousand Dollars), being eighty-five percent (85%) of the Principal Amount (as defined under SECTION 2.02. The Funding Amount for the Loan takes into account the Origination Fee (as defined under SECTION 2.02), which shall be retained by the Lender at Closing of the Loan for its own account.

(o) “Event of Default” shall mean any Event of Default set forth in ARTICLE VII.

(p) “Governmental Authority” means the government of the State of Israel or the United States of America or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(q) “Indebtedness” shall mean with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all capitalized lease obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities, other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the applicable bank; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h)  all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; and (j) all obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, and (iii) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with IFRS. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

(r) “Interest Payment Date” shall mean the due date of each payment of principal of the Loan pursuant to SECTION 2.04(a).

(s) “Lien” shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(t) “Loan Documents” shall mean collective reference to this Agreement, the Note, the Subsidiary Guarantee, the Security Agreement, the Registration Rights Agreement, the Warrants, the Transfer Agent Instructions, and all other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with any of the foregoing agreements or the transactions contemplated hereunder.

(u) “Loan Parties” shall mean the Borrower and its Existing Subsidiaries.

(v) “Material Adverse Effect” shall mean (a) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Borrower and each of its Subsidiaries or any of their respective material assets or lines of business, individually; provided, however, that “Material Adverse Effect” under this clause (a) shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Borrower or any Existing Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules; provided further, however, that any such event, occurrence, fact, condition, or change of clause (i) through (v), shall be excluded from a Material Adverse Effect, only to the extent that it does not have a disproportionate effect on the Borrower or any Subsidiary, relative to other companies operating in the same industry, (vii) the announcement, pendency or completion of the transactions contemplated by the Loan Documents; or (b) a material adverse effect on the legality, validity or enforceability of any Loan Document; or (c) an adverse effect on the Borrower’s or any of its Subsidiaries’ ability to perform on a timely basis its obligations under any Loan Document.

(w) “Maturity Date” shall mean the date which is 10 months from the Closing Date.

(x) “Minimum Market Capitalization and Volume Trading Requirement” shall mean the requirement that (a) the total value of the outstanding Ordinary Shares of the Borrower, as traded on the Principal Market or other trading market (the “Market Capitalization”) over any ten consecutive Trading Days shall be not less than $8,000,000, and (b) the average daily trading volume of the Ordinary Shares, as traded on the Principal Market or other trading market over any ten consecutive Trading Days shall be not less than 350,000 Ordinary Shares.

(y) “Note” shall mean the promissory note of the Borrower, delivered pursuant to SECTION 2.03.

(z) “Ordinary Shares” shall mean the ordinary shares, no par value per share, of the Borrower and any other class of securities into which such securities may hereafter be reclassified or changed.

(aa) “Ordinary Shares Equivalent” shall mean any convertible security or warrant, option or other right to subscribe for or purchase any additional Ordinary Shares or any Ordinary Shares Equivalent.

(bb) “Permitted Indebtedness” shall mean the collective reference to (a) the Senior Indebtedness, (b) the unsecured Indebtedness of the Borrower outstanding on the date hereof as reflected on Schedule 4.17 of the Borrower Disclosure Schedule, (c) a basket of unsecured Indebtedness to be taken following the Closing Date in up to an aggregate amount of $7,000,000 (provided that any such additional Indebtedness shall be used to repay the Loan and any accrued and unpaid interest and payments due under the Loan Documents in full immediately upon closing of such additional Indebtedness if required by SECTION 6.04), (d) intercompany Indebtedness, and (e) any Indebtedness used to repay the Note and the other Loan Documents in full.

(cc) “Permitted Liens” shall mean:

(i) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with IFRS;

(ii) non-consensual statutory Liens (other than Liens arising under ERISA or securing the payment of taxes) arising in the ordinary course of a Loan Party’s business that do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s, mechanics’ and growers’ Liens up to an aggregate amount of US$ 500,000 and solely, to the extent : (i) such Liens do not in the aggregate materially detract from the value of the property of a Loan Party and do not materially impair the use thereof in the operation of a Loan Party, (ii) such Liens secure Indebtedness which is not overdue or is fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with IFRS;

(iii) security interests in equipment arising after the date hereof to secure Permitted Indebtedness, whether such Indebtedness is assumed or incurred by a Loan Party;

(iv) pledges and deposits of cash by a Loan Party after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Loan Party as of the date hereof;

(v) pledges and deposits of cash by a Loan Party after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Loan Party as of the date hereof up to an aggregate amount of US$ 1,000,000;

(vi) Liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Loan Party located on the premises of a Loan Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Loan Party and the precautionary UCC financing statement filings in respect thereof;

(vii) statutory or common law Liens or rights of setoff of depository banks with respect to funds of a Loan Party at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by a Loan Party at such banks (but not any other Indebtedness or obligations);

(viii) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by IFRS have been made therefor, (iii) a stay of enforcement of any such Liens is in effect and (iv) Agent may establish a reserve with respect thereto up to an aggregate amount of US$ 500,000;

(ix) leases or subleases of real property granted by a Loan Party in the ordinary course of business and consistent with current practices of such Loan Party to any Person so long as any such leases or subleases do not interfere in any material respect with the ordinary conduct of the business of such Loan Party as presently conducted thereon;

(x) Liens on goods in favor of customs and revenue authorities arising as a matter of law to secure custom duties in connection with the importation of such goods; and

(xi) existing Liens set forth on Section 4.14 of the Borrower Disclosure Schedule.

(dd) “Person” shall mean any natural person, limited liability company, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

(ee) “Principal Market” means the Nasdaq Global Market or the Nasdaq Stock Exchange.

(ff) “Proceeding” shall mean an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(gg) “Qpoint Subsidiaries” means, collectively, (i) Qpoint Technologies Ltd, (ii) Aginix Engineering and Project Management Ltd, (iii) Integral Telemanagement Services Ltd; (iv) Sensecom Consulting and Projects Management Ltd.; and (v) Qpoint Solutions Ltd.

(hh) “Record” shall mean the record, including computer records, maintained by the Lender with respect to the Loan.

(ii) “Security Agreement” means the Pledge Debenture, in the form of Exhibit B attached hereto.

(jj) “Senior Indebtedness” shall mean the Indebtedness secured by liens and security interest on the assets of the Borrower and any of its Subsidiaries, as disclosed on Schedule 4.17 of the Borrower Disclosure Schedule.

(kk) “Senior Lender” as such term is defined in on Schedule 4.17 of the Borrower Disclosure Schedule.

(ll) “Subsidiary” shall mean all existing subsidiaries of the Borrower as set forth and listed in Section 4.01 of the Borrower Disclosure Schedule (the “Existing Subsidiaries”) and shall, where applicable, include any direct or indirect subsidiary of the Borrower formed or acquired after the date hereof.

(mm) “Subsidiary Guarantee” shall mean the Subsidiary Guarantee to be executed by each Subsidiary of the Borrower, other than the Qpoint Subsidiaries and Comsec, substantially in the form of Exhibit C, attached hereto.

(nn) “taxes” shall mean all present and future taxes, levies, withholdings, impost duties, stamp duties, deductions, fees or charges of whatever nature together with interest thereon and penalties in respect thereof imposed, levied or made within or by any applicable jurisdiction or governmental authority;

(oo) “Trading Day” shall mean a day on which shares trade on Nasdaq Stock Market LLC.

(pp) “Warrants” shall mean the five-year warrants in the form of Exhibit D hereto entitling the Lender or the Initial Warrant Holders to purchase in the aggregate 5,300,000 (five million three hundred thousand) Ordinary Shares of the Borrower (the “Initial Warrant Shares”), as such number may be increased in accordance with the terms of this Agreement and/or the Warrants (including, among others, to reflect the Additional Warrant Shares (if any) and such adjustments as result of stock dividends, splits, reclassification and other events); which each Warrant shall (i) contain customary adjustment provisions including full rachet anti-dilution adjustments, and (ii) for each holder of Warrants, cashless exercise provisions with respect to the exercise by such holder of Warrant Shares up and until that holder exercises 50% of the Warrant Shares of such holder’s Warrants.

(qq) “Warrant Shares” shall mean the number of Ordinary Shares issuable upon exercise of the Warrant, including the Initial Warrant Shares and the Additional Warrant Shares.

SECTION 1.02. Accounting Terms; Consolidation. Except as otherwise specifically provided in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under IFRS.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II. THE TERM LOAN

SECTION 2.01. The Loan. Subject to the terms and conditions hereof, including without limitation, SECTION 2.02 below, the Borrower hereby agrees to borrow from the Lender, and the Lender, relying upon the representations and warranties and covenants contained in this Agreement, hereby agrees to make available to the Borrower, at the Closing, a loan in the principal amount (subject to SECTION 2.02. ) of US$3,117,647 (three million one hundred seventeen thousand six hundred forty seven Dollars) (the “Principal Amount” or the “Loan”).

SECTION 2.02. Original Issue Discount. Notwithstanding any other provision contained in this Agreement to the contrary, the Principal Amount shall bear a one-time fixed origination and processing fee due from the Borrower to the Lender in an amount equal to US$467,647 (four hundred sixty seven thousand six hundred forty seven Dollars) (the “Origination Fee”). The Origination Fee shall be deducted at the source from the Principal Amount, resulting in the Funding Amount to be provided by the Lender to the Borrower at the Closing. The full Principal Amount of the Loan, including the Origination Fee, shall be due and payable by the Borrower to the Lender in accordance with this Agreement, including SECTION 2.04 below. The Borrower acknowledges and agrees that the repayment obligation and interest thereon include the Origination Fee, and the Borrower agrees to repay the full Principal Amount (with the Origination Fee), and interest thereon as specified in this Agreement.

SECTION 2.03. Note. The Loan shall be evidenced by a promissory note of the Borrower in the form of Exhibit E attached hereto (the “Note”), appropriately completed, dated as of the Closing Date, duly executed and delivered on behalf of the Borrower and payable to the order of the Lender in the Principal Amount, plus interest accrued thereon, as set forth in this Agreement. The outstanding amount of the Loan set forth on the Lender’s Record shall be prima facie evidence absent manifest error of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender’s Record shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due. In case of the loss, theft or destruction of the Note as notified by the Lender to the Borrower, upon delivery of an affidavit thereof by the Lender, or, in the case of any mutilation of the Note, upon surrender and cancellation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

SECTION 2.04. Repayment of the Loan.

(a) The Borrower shall repay the Loan to the Lender as follows: (i) on the date which is fourteen (14) days of the Closing, an amount of US$ 155,882.35 (one hundred fifty five thousand eight hundred eighty two Dollars and thirty five cents); and (ii) on the date which is twenty eight (28) days of the Closing, an amount of US$ 155,882.35 (one hundred fifty five thousand eight hundred eighty two Dollars and thirty five cents); and (iii) beginning on the fifth week anniversary following the Closing Date, the remaining Principal Amount shall be repaid in 36 consecutive weekly anniversary installments, each in the amount of US$ 77,941.18 (seventy seven thousand nine hundred forty one Dollars and eighteen cents); provided, that if any such day is not a Business Day, such principal shall be payable on the next succeeding Business Day with additional accrued interest until paid. Without derogating from the foregoing, on the Maturity Date, the entire outstanding Principal Amount shall become immediately due and payable. Weekly anniversary means the same day of the week in each subsequent week.

(b) In the event that the outstanding principal amount of the Loan, any accrued and unpaid interest thereon, and any other amounts owed by the Borrower to the Lender under this Agreement and the other Loan Documents have not been paid in full within ninety (90) days following the Closing Date (the “Early Repayment Deadline” and the “Non-Early Payment Event”, respectively), the number of Warrant Shares under the Warrant shall automatically be increased, for no additional consideration, by an additional number of Warrant Shares equal to (i) the total outstanding balance of the Loan as of the Early Repayment Deadline (including all unpaid Principal Amount (including the Origination Fee), accrued and unpaid interest, and any other amounts due under this Agreement) divided by (ii) the Additional Warrant Shares Exercise Price (the “Additional Warrant Shares”), and the exercise price under the Warrants for those Additional Warrant Shares will be the Additional Warrant Shares Exercise Price. If the calculation of Additional Warrant Shares Exercise Price pursuant to this Section 2.04(b) results in an exercise price above the Ceiling Price, the Additional Warrant Shares Exercise Price shall be set at the Ceiling Price. For purpose of this Agreement, “Additional Warrant Shares Exercise Price” shall equal to the greater of: (i) fifty percent (50%) of the lowest average closing Trading Price of the Borrower’s Ordinary Shares for any ten (10) consecutive Trading Day period from the Closing Date to the Early Repayment Deadline; and (ii) nineteen cents ($0.19); provided, however, that in no event shall the Additional Warrant Shares Exercise Price exceed $0.50 per share (the “Ceiling Price”).

For illustrative purposes only, and without limiting the actual calculation to be performed if this provision is triggered, the following examples demonstrates the mechanics of this provision: (1) assuming outstanding loan balance (including all unpaid principal amount, accrued and unpaid interest, and any other amounts due under this Agreement) of $3,000,000 and the lowest average 10-day trading price between the Closing Date and the Early Repayment Deadline is $0.40, then the number of Additional Warrant Shares will be 15,000,000 (= $3,000,000 ÷ $0.20) and the Additional Warrant Shares Exercise Price shall be $0.2 (=50% of $0.40 which is higher than $0.19); or (2) assuming outstanding loan balance (including all unpaid principal amount, accrued and unpaid interest, and any other amounts due under this Agreement) of $3,000,000 and the lowest average 10-day trading price between the Closing Date and the Early Repayment Deadline is $2.50, then the number of Additional Warrant Shares will be 6,000,000 (= $3,000,000 ÷ $0.50) and the Additional Warrant Shares Exercise Price shall be $0.5 (=50% of $2.5 which is higher than the Ceiling Price and accordingly the Additional Warrant Shares Exercise Price will be $0.50).

For the avoidance of any doubt, the failure of the Borrower to repay the Loan and all accrued interest thereon by the Early Repayment Deadline, without failing to pay any amount required to be paid pursuant to this Agreement until the Early Repayment Deadline, shall not be considered an Event of Default and shall not result in a higher interest rate.

SECTION 2.05. Interest Rate.

(a) Commencing on the date hereof, interest shall accrue daily on the Principal Amount at the per annum rate equal to 10% (ten percent), as such rate may be increased pursuant to the provisions of SECTION 2.06 and/or SECTION 7.03 below.

(b) Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date; provided that (i) default interest accrued pursuant to SECTION 2.06 and/or SECTION 7.03. shall be payable on demand, and (ii) in the event of any repayment or prepayment of the Loan, accrued interest on the Principal Amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(c) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed. The Borrower acknowledges that such calculation method will result in a higher yield to the Lender than a method based on a year of 365 or 366 days.

SECTION 2.06. Overdue Interest. Any overdue unpaid Principal Amount or interest payment by more than five (5) Business Days shall bear interest for each day that such amounts are overdue, commencing from the sixth Business Day, at a rate equal to eighteen percent (18%) per annum. The payment of any such interest shall not cure any Event of Default or justify any delay in payment of any amount due to the Lender hereunder or under any Loan Document upon its due date.

SECTION 2.07. Prepayment of Loan.

(a) The unpaid principal amount of the Loan may, at any time and from time to time, be voluntarily paid or prepaid in whole or in part, without penalty, provided that, with respect to any voluntary prepayment, (i) each such prepayment shall be in the minimum amount of US$ 100,000 (one hundred thousand Dollars), and (ii) the Lender shall have received written notice of any prepayment by 12:00 noon, New York local time one (1) Business Day before the date of such prepayment, which notice shall be irrevocable and identify the date and amount of the prepayment, and (iii) any prepayment shall be accompanied by a prepayment equal to the entire amount of interest accrued up to (and including) the date of such prepayment. The Lender shall not be obligated to accept any prepayment unless it is accompanied by such payment of interest. The Borrower shall not be entitled to re-borrow from the Lender any amount repaid or prepaid by the Borrower on account of the Loan and/or the Note. In addition, the Borrower must make prepayments to the Lender as required under SECTION 6.04.

(b) In the event that the outstanding Principal Amount of the Loan, any accrued and unpaid interest thereon, and any other amounts owed by the Borrower to the Lender under this Agreement and the other Loan Documents have been paid in full within fifteen (15) days following the Closing Date, the unpaid Principal Amount shall be reduced by an amount equal to US$155,882.33 (one hundred fifty five thousand eight hundred eighty two Dollars and thirty three cents), without affecting any interest or other payments made by the Borrower to the Lender under the Loan prior to such repayment; and (ii) as set forth in the Warrants, the number of Initial Warrant Shares shall be reduced by 50%.

(c) In the event that the outstanding Principal Amount of the Loan, any accrued and unpaid interest thereon, and any other amounts owed by the Borrower to the Lender under this Agreement and the other Loan Documents have been paid in full within thirty (30) days following the Closing Date, (i) the unpaid Principal Amount shall be reduced by an amount equal to US$ 93,529.40 (ninety three thousand five hundred twenty nine Dollars and forty cents), without affecting any interest or other payments made by the Borrower to the Lender under the Loan prior to such repayment; and (ii) as set forth in the Warrants, the number of Initial Warrant Shares shall be reduced by 30%.

(d) In the event that the outstanding Principal Amount of the Loan, any accrued and unpaid interest thereon, and any other amounts owed by the Borrower to the Lender under this Agreement and the other Loan Documents have been paid in full within sixty (60) days following the Closing Date, as set forth in the Warrants, the number of Initial Warrant Shares shall be reduced by 15%.

SECTION 2.08. Funds; Manner of Payment. Unless otherwise specified herein, each payment and prepayment of principal of and interest on the Note and/or on account of the Loan shall be made not later than noon (New York City time) on the date on which it is payable and shall be made in U.S. Dollars in immediately available funds. Any payment made after noon (New York City time) of a certain Business Day shall be deemed to be made on the proceeding Business Day. Any payment received by the Lender shall be applied as follows: (a) first, to the payment of any and all reasonable costs, fees and expenses incurred by or payable to the Lender in connection with the Loan, the collection of amounts payable to the Lender or the enforcement of the Lender’s rights; (b) second, to the payment of default interest accrued pursuant to SECTION 2.06 and/or SECTION 7.03; (c) third, to the payment of all accrued and unpaid interest hereunder; and (d) fourth, to the payment of the unpaid principal balance of the Loan, or in any other manner which the Lender may, in its sole discretion, elect from time to time.

SECTION 2.09.  Use of Proceeds; Restrictions on Certain Payments. The Borrower shall use the net proceeds from the sale of the Note hereunder only to: (a) pay the fees and expenses related to the sale of the Note, (b) to repay Indebtedness as permitted pursuant to this Agreement, and (c) for general working capital purposes. Until all obligations owed to the Lender under the Note shall have been paid in full, the Borrower may not use such proceeds: (i) for the satisfaction of any other portion of the Borrower’s Indebtedness (other than (x) payment to of accrued interest on Permitted Indebtedness, (y) the payment of the weekly installments to the Lender under the Note, or (z) the payment of trade payables in the ordinary course of the Borrower’s business and prior practices); (ii) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents; (iii) in violation of FCPA or OFAC regulations; or (iv) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Borrower.

SECTION 2.10. Priority. The repayment of the Loan (including the interest accrued on the Principal Amount and any other amounts owed by the Borrower to the Lender under the Loan Documents) by Borrower shall be prior to any payments or other distributions in any form by Borrower to its shareholders with respect to such shareholders’ equity interests in Borrower or shareholder loans and prior to any payments of bonuses, management fees, salaries, loans, or other amounts to Borrower’s directors and officers (other than payment to the Borrower’s directors and officers as set forth in the latest SEC filing reports of the Borrower or otherwise pursuant to their respective contractual engagement or employment terms as in effect as of January 1, 2025 and for officers hired thereafter pursuant to the terms approved by the Borrower’s compensation committee and board of directors thereafter).

SECTION 2.11. Taxes. (a) With respect to any payments to Lender under this Agreement which are subject to VAT payment under applicable law, the Borrower shall bear any VAT required by applicable law, and the amount of the payment due from the Borrower to the Lender shall equal to the payment which would have been due if no VAT payment had been required; (b) All payments made by the Borrower to the Lender under this Agreement shall be made in full, without set-off or counterclaim and free and clear of, and without any deduction or withholding; and (c) notwithstanding subsection (b) above, Borrower shall be entitled to withhold tax with respect to the cash interest payment under the Loan Agreement as required by applicable Israeli law in accordance with the Convention between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income.

ARTICLE III. CLOSING

SECTION 3.01. Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein and in the other Loan Documents to be executed and delivered by the parties hereto and thereto, the Borrower will issue to the Lender the Note and the Lender agrees to accept from the Borrower the Note.

(b) At the Closing, the Lender shall deliver to the Borrower, via wire transfer, of immediately available funds, an amount equal to the Funding Amount, less the amount of the Lender’s expenses set forth in SECTION 3.05..

(c) On the Closing Date, the Borrower will issue to each Initial Warrant Holder a Warrant to purchase a portion of the Initial Warrant Shares as set forth opposite the name of that Initial Warrant Holder in Lender’s Warrant Notice.

(d) The Borrower shall deliver to the Lender the Note and other Loan Documents to be delivered as of the Closing Date, on behalf of the Borrower and its Subsidiaries, and the Lender shall deliver the other items set forth in SECTION 3.02. at the Closing.

(e)  Upon satisfaction of the conditions set forth SECTION 3.02 and SECTION 3.03, the Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

(f) As requested by the Lender, the Warrants shall be issued to members of the Lenders as shall be instructed by the Lender in writing prior to the Closing (the “Initial Warrant Holders”) (in lieu of the Lender) with each Warrant entitling an Initial Warrant Holder to purchase a portion of the Initial Warrant Shares as set forth opposite the name of that Initial Warrant Holder in such Lender’s written notice (“Lender’s Warrant Notice”) (as such number may be increased or decreased in accordance with the terms of this Agreement and/or the Warrant (including, among others, to reflect the Additional Warrant Shares (if any) and such adjustments as result of stock dividends, splits, reclassification and other events).

SECTION 3.02. Closing Deliverables.

(a) By Lender. On or prior to the Closing Date, the Lender shall deliver or cause to be delivered to the Borrower the following:

(i) this Agreement duly executed by the Lender;

(ii) Registration Rights Agreement in the form of Exhibit F attached hereto, duly executed by the Lender (the “Registration Rights Agreement”);

(iii) the Funding Amount, less the amount of the Lender’s expenses set forth in SECTION 3.05, by wire transfer to the Borrower, pursuant to the wiring instructions set forth in the Flow of Funds Agreement;

(iv) the Flow of Funds Agreement duly executed by the Lender;

(v) Transfer Agent Instructions confirmed by Lender and in the form of Exhibit G attached hereto (the “Transfer Agent Instructions”); and

(vi) a letter to the Borrower containing representations and warranties similar to those of the Lender in Article V, executed by each Initial Warrant Holder, in the form of Exhibit H attached hereto.

(b) By the Borrower. On or prior to the Closing Date, the Borrower shall deliver or cause to be delivered to the Lender (or to the Initial Warrant Holders regarding clause (v) below):

(i) this Agreement, duly executed by an authorized officer of behalf of the Borrower;

(ii) the Note, registered in the name of the Lender, duly executed by an authorized officer on behalf of the Borrower;

(iii) the Subsidiary Guarantee, the form of which is attached hereto as Exhibit C, duly executed by an authorized officer on behalf of the Borrower and each applicable Subsidiary;

(iv) the Security Agreement, the form of which is attached hereto as Exhibit B, duly executed by an authorized officer on behalf of the Borrower and each Subsidiary;

(v) the Warrants, duly executed by an authorized officer on behalf of the Borrower and registered in the name of the respective Initial Warrant Holders;

(vi) the Registration Rights Agreement duly executed by the Borrower;

(vii) The Transfer Agent Instructions duly executed by the Borrower and the Transfer Agent;

(viii) the Flow of Funds Agreement duly executed by the Borrower; and

(ix) an officer’s certificate of the Borrower (to which the following documents are attached) certifying Borrower’s: (A) Memorandum of Association; (B) Articles of Association; (C) certificate of existence in its country of incorporation; (D) resolutions of Board of Directors (i) approving and authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is (or is to be) a party and all transactions contemplated by the Loan Documents; and (ii) approving that all necessary actions and approvals on the part of the Borrower with respect the execution, delivery and performance of the Loan Documents to which the Borrower is (or is to be) a party and all transactions contemplated by the Loan Documents (including, among others, the Loan, the Note, the grant of the Warrants and the issuance of the Warrant Shares) have been duly obtained and no further action is required by the Borrower, or the Board of Directors or the shareholders of the Borrower in connection therewith; and (E) resolutions of board of directors of the applicable Subsidiaries approving and authorizing the execution, delivery and performance of the Loan Documents to which that Subsidiary is (or is to be) a party, including, among others, the guarantee provided by that Subsidiary to the Lender pursuant to the Subsidiary Guarantee.

SECTION 3.03. Closing Conditions.

(a) The obligations of the Borrower hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Borrower may waive any of the conditions for any Closing hereafter by writing notice to the Lender):

(i) the accuracy in all material respects on the Closing Date of the Lender’s representations and warranties contained herein;

(ii) all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Lender of the items set forth in SECTION 3.02. (a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for any Closing hereafter by writing notice to the Borrower):

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Borrower contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Borrower and its Subsidiaries required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Borrower, on behalf of the Borrower and its Subsidiaries, of the items set forth in SECTION 3.02.(b) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Borrower or any Subsidiary of the Borrower since the date hereof; and

(v) no Event of Default shall have occurred and be continuing, and no Event of Default shall be reasonably expected to occur based on concrete evidence.

(c) On a date which shall be not later than the sixtieth (60th) following the Closing Date, the Company shall either (i) repay the Senior Lender’s loan to the Borrower (including any accrued and unpaid interest and any other secured obligations toward the Senior Lender) in full and deliver to the Lender the written confirmation of the Senior Lender of such repayment or (ii) obtain the consent of the Senior Lender to create and register the pledges pursuant to the Security Agreement (the “Senior Lender Consent”).

(d) The wiring instructions for the Borrower shall be as set forth in the Flow of Funds Agreement.

SECTION 3.04. Perfection of Collateral.

(a) On a date which shall be not later than ten (10) days following the earlier to occur of the repayment of the Senior Lender’s Indebtedness, as contemplated by Section 3.03(c), or the receipt of the Senior Lender Consent (the “Perfection Deadline”), the Borrower shall, at its own expense, file with the Israeli Registrar of Companies, a pledge registration document (“Tofes 10”) for the registration of a second-priority pledge for the benefit of the Lender on the shares of all the Subsidiaries held directly or indirectly by the Borrower, other than the Qpoint Subsidiaries, Comsec and its subsidiaries and BlackSwan Technologies, Inc. and its subsidiaries (the “Collateral”), and register and record (or cause to be filed, registered, and recorded) the Security Agreement and the Collateral and all other documents necessary to create, perfect, and maintain the security interest granted therein to the Lender with the Israeli Companies Registrar and any and all other relevant Governmental Authorities and registries as required by applicable law to ensure the validity, enforceability, and priority of the Lender’s security interest in the pledged shares under the Security Agreement. The Borrower shall provide the Lender with satisfactory evidence of all such filings, registrations, and recordings, including copies of all relevant documents and confirmation of acceptance or registration from the Governmental Authorities and registries, including, the Israeli Companies Registrar, no later than five (5) Business Days following the Perfection Deadline.

(b) Within one (1) Business Day after the date on which the Senior Lender’s loan to the Borrower (including any accrued and unpaid interest and any other secured obligations toward the Senior Lender) has been paid in full, the pledge on the Collateral shall be automatically upgraded to a first-priority pledge for the benefit of the Lender in the Collateral (“Upgraded Pledge” and the “Pledge Upgrade Date”, respectively). Within five (5) Business Days of the Pledge Upgrade Date, the Borrower shall, at its own expense, file with the Israeli Registrar of Companies, a pledge registration document (“Tofes 10”) for the registration of the Upgraded Pledge, and register and record (or cause to be filed, registered, and recorded) the updated Security Agreement and the Upgraded Pledge and all other documents necessary to create, perfect, and maintain the security interest granted therein to the Lender with the Israeli Companies Registrar and any and all other relevant Governmental Authorities and registries as required by applicable law to ensure the validity, enforceability, and priority of the Lender’s security interest in the Collateral under the updated Security Agreement and the Upgraded Pledge. The Borrower shall provide the Lender with satisfactory evidence of all such filings, registrations, and recordings, including copies of all relevant documents and confirmation of acceptance or registration from the Governmental Authorities and registries, including, the Israeli Companies Registrar, no later than eight (8) Business Days following the Pledge Upgrade Date.

(c) If the Borrower fails to complete the required filings, registrations, and recordings by the Perfection Deadline or within five Business Days of the Pledge Upgrade Date, as the case may be, such failure shall constitute an Event of Default under this Agreement.

SECTION 3.05. Fees and Expenses. At the Closing, the Borrower shall reimburse the Lender for all reasonable and documented out-of-pocket fees and expenses of the Lender in connection with the with the negotiation, preparation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including fees and expenses of the Lender’s legal counsels in Israel and the United States, up to an aggregate amount of $100,000 plus value added tax, if applicable.

SECTION 3.06. Termination. This Agreement may be terminated by the Lender by written notice to the Borrower if the Closing has not been consummated on or before 5th Business Day after the date of the execution and delivery of this Agreement by both parties, and all rights and obligations of the parties under any Loan Document shall terminate and no party hereto shall have any liability to the other party hereto.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Lender that:

SECTION 4.01. The names of all Existing Subsidiaries of the Borrower (including all United States and foreign Subsidiaries), their jurisdictions of formation, and the executive officers of each Subsidiary are set forth in Section 4.01 of the Borrower Disclosure Schedule.

SECTION 4.02. Organization and Qualification. The Borrower is duly incorporated or otherwise organized, validly existing and in good standing (to the extent such term applies) under the laws of Israel and each of its Existing Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such term applies) under the laws of their respective states of incorporation or countries of formation, each with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Borrower nor any of its Subsidiaries is in material violation or default of any of the provisions of its organizational or charter documents, each, as amended and in effect. A complete and correct copy of the memorandum and articles of association of the Borrower, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in SECTION 3.02. (b)(ix). There are no other organizational or charter documents of the Borrower. The Borrower and each of its Existing Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

SECTION 4.03. Authorization; Enforcement. The Borrower and each of its Existing Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Loan Documents by the Borrower and the consummation by it of the transactions contemplated hereby and thereby, including, among others, the Loan, the Note, the grant of the Warrants and the issuance of the Warrant Shares, the Subsidiary Guarantee and the Security Agreement, have been duly authorized by all necessary action on the part of the Borrower and its applicable Subsidiaries and no further action is required by the Borrower or any of its Subsidiaries, or by the Board of Directors or the shareholders of the Borrower or the board of directors or shareholders of any Subsidiary in connection therewith (other than the Required Approvals, as applicable). Each Loan Document to which the Borrower or a Subsidiary is a party has been (or upon delivery will have been) duly executed by the Borrower or that applicable Subsidiary, as the case may be, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrower or that Subsidiary enforceable against the Borrower and that Subsidiary in accordance with their respective terms.

SECTION 4.04. No Conflicts. The execution, delivery and performance by the Borrower or a Subsidiary of the Loan Documents to which it is a party and the consummation by the Borrower and its Subsidiaries of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Borrower’s or a Subsidiary’s certificate of organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Borrower or a Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Borrower or any Subsidiary, or otherwise) or other understanding to which the Borrower or any of its Subsidiaries is a party or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or any of its Subsidiaries is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

SECTION 4.05. Filings, Consents and Approvals. The Borrower and the Subsidiaries are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Loan Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing, including, among others the consents required under the Subsidiary Guarantee; (ii) the filing of Form D with the SEC, a Notice of Listing of Additional Shares with the Nasdaq Stock Market LLC and such filings as are required to be made under applicable federal and state securities laws all of which shall be made prior to Closing; and (iii) the Senior Lender Consent to create and register the pledge under the Security Agreement (collectively, the “Required Approvals”). The Borrower is not aware of any facts or circumstances that might prevent the Borrower from obtaining or effecting any of the registration, application or filings contemplated by the Loan Documents.

SECTION 4.06. Capitalization. The capitalization of the Borrower is as set forth in Section 4.06 of the Borrower Disclosure Schedule. Except as set forth in Section 4.06 of the Borrower Disclosure Schedule, since the date of the most recently filed SEC Report, the Borrower has not issued any Ordinary Shares, Ordinary Shares Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Loan Documents. Except as set forth in in the applicable Section of the Borrower Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Borrower or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock of any Subsidiary. The issuance and sale of the Note and/or the Warrants will not obligate the Borrower or any Subsidiary to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Ordinary Shares of the Borrower are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note and/or the Warrants hereunder. The issuance of the Warrant Shares, upon issuance in accordance with the terms of the Loan Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, Liens, charges and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the terms of the Loan Documents, the Initial Warrant Holders will have good and marketable title to the Warrant Shares.

SECTION 4.07. SEC Reports; Financial Statements. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Borrower and its consolidated Existing Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

SECTION 4.08. Undisclosed Liabilities. The Borrower has no material liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with IFRS, which individually or in the aggregate: (a) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (b) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $1,000,000 in any one case or $2,000,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Loan Documents, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices.

SECTION 4.09. Material Changes. Since the date of the latest financial statements made available to Lender (or included in the SEC Reports) prior to the date hereof: (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (b) the Borrower has not incurred any material liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (ii) liabilities not required to be reflected in the Borrower’s financial statements pursuant to IFRS, and (iii) except as provided in Section 4.09 of the Borrower Disclosure Schedule; (c) the Borrower has not altered their method of accounting; (d) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (e) except as provided in Section 4.06 of the Borrower Disclosure Schedule, the Borrower has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Borrower equity incentive plans.

SECTION 4.10. Litigation. Section 4.10 of the Borrower Disclosure Schedule, together with the SEC reports, sets forth all actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Existing Subsidiaries or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each an “Action” or collectively, “Actions”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents; or (ii) except as provided in Section 4.10 of the Borrower Disclosure Schedule, could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any director or officer thereof, is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, the Israeli Securities Act, FINRA rules or any state securities laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

SECTION 4.11. Labor Relations. No collective labor dispute exists or, to the knowledge of the Borrower, is imminent with respect to any of the employees of the Borrower or any of its Existing Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. Other than as required by law in various foreign jurisdictions, none of the Borrower’s or any of its Existing Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Borrower or its Subsidiary, and the Borrower and each of its Existing Subsidiaries is not a party to any collective bargaining agreement, other than as required by law in various jurisdictions. The Borrower believes that its relationships with its employees are good. No executive officer, to the knowledge of the Borrower, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Borrower to any liability with respect to any of the foregoing matters. To the best of the Borrower’s knowledge, it is in compliance with all Israeli laws, U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate with each of its Existing Subsidiaries aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.12. Compliance. Except as disclosed set forth in Section 4.12 of the Borrower Disclosure Schedule and in the SEC Reports, the Borrower and each of its Existing Subsidiaries: (a) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower or its Subsidiary under), nor has the Borrower or any of its Existing Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (b) is not in violation of any order of any court, arbitrator or Governmental Authority; and (c) is not and has not been in material violation of any statute, law, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

SECTION 4.13. Regulatory Permits. The Borrower and each of its Existing Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Borrower has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

SECTION 4.14. Title to Assets. The Borrower and its Existing Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Borrower and its Existing Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in Section 4.14 of the Borrower Disclosure Schedule that do not materially and adversely (a) affect the value of such property or (b) interfere with the use made and proposed to be made of such property by the Borrower and its Existing Subsidiaries. Any real property and facilities held under lease by the Borrower or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Borrower or such Subsidiary (as applicable) are in compliance.

SECTION 4.15. Patents and Trademarks. (a) The Borrower or a Subsidiary thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (b) the Borrower has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (c) all Intellectual Property Rights are enforceable by the Borrower or its Subsidiary, and, to the Borrower’s knowledge, there is no existing infringement by any other Person of any of the Intellectual Property Rights except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (d) the Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.16. Transactions with Officers, Directors and Employees. None of the officers or directors of the Borrower or any of its Existing Subsidiaries and, to the knowledge of the Borrower, none of the employees of the Borrower or any of its Existing Subsidiaries, is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors and related party notes as identified in the SEC Reports and Section 4.16 of the Borrower Disclosure Schedule), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Borrower, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Borrower; and (z) other employee benefits, including stock option agreements under any stock option plan of the Borrower.

SECTION 4.17. Indebtedness. All outstanding Indebtedness owed by the Borrower to other Persons, including all Senior Indebtedness, is listed in Section 4.17 to the Borrower Disclosure Schedules.

SECTION 4.18. Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in ARTICLE V, no registration under the Securities Act is required for the offer and sale of the Note, the Warrant and the Warrant Shares by the Borrower to the Lender as contemplated hereby.

SECTION 4.19. Investment Borrower. The Borrower is not, and is not an Affiliate of, and immediately after receipt of payment for the Note will not be or be an Affiliate of, an ‘investment Company’ within the meaning of the Investment Company Act of 1940, as amended. The Borrower shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.20. Registration Rights. Other than as described in the SEC Reports or as disclosed in Section 4.20 of the Borrower Disclosure Schedule, no Person has any right to demand the Borrower to file a registration statement under the Securities Act covering the sale of any securities of the Borrower.

SECTION 4.21. Disclosure. Except with respect to: (a) the material terms and conditions of the transactions contemplated by the Loan Documents; and (b) information given to the Lender, if any, which the Borrower hereby confirms will not constitute material non-public information, the Borrower confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Borrower understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Borrower. All disclosure furnished by or on behalf of the Borrower to the Lender regarding the Borrower, its business and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.22. No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in ARTICLE V, neither the Borrower , nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note, the Warrant and the Warrant Shares to be integrated with prior offerings by the Borrower for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

SECTION 4.23. Solvency. Based on the consolidated financial condition of the Borrower as of the Closing Date after giving effect to the receipt by the Borrower of the Loan hereunder: (a) the fair saleable value of the Borrower’s assets exceeds the amount that will be required to be paid on or in respect of the Borrower’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) the Borrower’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Borrower , and projected capital requirements and capital availability thereof; and (c) the current cash flow of the Borrower, together with the proceeds the Borrower, would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Borrower will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in Section 4.23 of the Borrower Disclosure Schedule, the Borrower has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

SECTION 4.24. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Borrower has filed all federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Borrower has no knowledge of a tax deficiency which has been asserted or threatened against the Borrower.

SECTION 4.25. No General Solicitation. Neither the Borrower nor any Person acting on behalf of the Borrower has offered or sold any of the Note, the Warrant and/or the Warrant Shares by any form of general solicitation or general advertising. The Borrower has offered the Note and/or the Warrant and/or any Ordinary Shares issued thereunder by the Borrower to the Lender as contemplated hereby for sale only to the Lender and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

SECTION 4.26. Insurance. The Borrower and each of its Existing Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower reasonably believes to be prudent and customary in the businesses in which the Borrower is engaged. The Borrower has never been refused any insurance coverage sought or applied for, and the Borrower has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

SECTION 4.27. Acknowledgment Regarding Lender’s Purchase. The Borrower acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Loan Documents and the transactions contemplated thereby. The Borrower further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated thereby and any advice given by Lender or any of its respective representatives or agents in connection with the Loan Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Note and/or the Warrant and/or any Warrant Shares. The Borrower further represents to the Lender that the Borrower’s decision to enter into this Agreement and the other Loan Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrower and its representatives.

SECTION 4.28. No Disqualification Events. With respect to the Note and/or the Warrant and/or any Warrant Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Borrower, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Borrower participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrower has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Borrower has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished the Lender a copy of any disclosures provided thereunder.

SECTION 4.29. Other Covered Persons. The Borrower is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

SECTION 4.30. Notice of Disqualification Events. The Borrower will notify the Lender in writing, prior to the Closing Date of: (a) any Disqualification Event relating to any Issuer Covered Person; and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

SECTION 4.31. Foreign Corrupt Practices. Neither the Borrower nor, to the knowledge of the Borrower , no agent or other person acting on behalf of the Borrower , has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) failed to disclose fully any contribution made by the Borrower (or made by any person acting on its behalf of which the Borrower is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

SECTION 4.32. Office of Foreign Assets Control. Neither the Borrower nor, to the Borrower’s knowledge, any director, officer, agent, employee or Affiliate of the Borrower , is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

SECTION 4.33. Bank Holding Company Act. Neither the Borrower nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Borrower nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Borrower nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

SECTION 4.34. Money Laundering. The operations of the Borrower are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

SECTION 4.35. Agreements. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party in any manner which would result in a Material Adverse Effect.

SECTION 4.36. Nasdaq Rules. As a foreign private issuer, the Borrower is not required to comply with certain provisions of the Nasdaq Rule 5600 series, as set forth in Nasdaq Rule 5615(a)(3), and has complied with all related Nasdaq requirements in connection with the exemption from such rules, including, without limitation, making required disclosures in the Borrower’s annual SEC filings, and submission to Nasdaq of a written statement from an independent counsel in Israel certifying that the Borrower’s home country practices are not prohibited by the laws of the State of Israel.

SECTION 4.37. No Default. Except as disclosed in Section 4.37 of the Borrower Disclosure Schedule, no event has occurred, and no event is continuing which with the giving of notice or the lapse of time or both would constitute an Event of Default.

SECTION 4.38. No Other Default. The Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party or to which its assets or activities are subject.

SECTION 4.39. Application of Takeover Protections; Rights Agreement. The Borrower and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Articles of Association or other organizational documents of the Borrower or any of its Affiliates or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Lender and/or any Initial Warrant Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of the Warrant Shares. The Borrower and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Borrower or any of its Affiliates.

SECTION 4.40. Representations. The representations and warranties of the Borrower contained in this Agreement and/or the other Loan Documents, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Borrower acknowledges and agrees that the representations contained in ARTICLE V shall not modify, amend or affect Lender’s right to rely on the Borrower’s representations and warranties contained in this ARTICLE IV or elsewhere in this Agreement or any representations and warranties contained in any other Loan Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

SECTION 4.41. Continuation. All representations, warranties and confirmations made or given or repeated by the Borrower shall be true and accurate in all material respects, and shall continue until the Loan is fully repaid to the satisfaction of the Lender.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Borrower as of the date hereof and as of the Closing Date that:

SECTION 5.01. Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, the Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Loan Documents and performance by the Lender of the transactions contemplated by the Loan Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Loan Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms.

SECTION 5.02. Own Account. The Lender understands that the Note, the Warrant and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Note, the Warrant and the Warrant Shares as principal for its own account and not with a view to or for distributing or reselling such the Note, Warrant or Warrant Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of the Note, Warrant or Warrant Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note, Warrant or Warrant Shares (this representation and warranty not limiting the Lender’s right to sell the Note, Warrant or Warrant Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law, all except for the issuance of the Warrants to the Initial Warrant Holders as contemplated by this Agreement.

SECTION 5.03. Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Borrower to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note and the Warrant. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

SECTION 5.04. Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

SECTION 5.05. No Trading Market. The Lender acknowledges that there is currently no trading market for the Note or the Warrants and that none is expected to develop for the Note or the Warrants.

SECTION 5.06. General Solicitation. The Lender acknowledges that neither the Borrower nor any other person offered to sell the Note, Warrant or Warrant Shares to it by means of any form of general solicitation or advertising, including, but not limited to: (a) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

SECTION 5.07. Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTE, THE WARRANT AND THE WARRANTS SHARES INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (a) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Borrower or its management, and (b) the Lender has been advised to consult with its own advisor regarding legal matters and tax consequences involving this investment. The Note, Warrant and Warrant Shares offered hereby are highly speculative and involve a high degree of risk and Lender should only purchase these securities if Lender can afford to lose their entire investment.

SECTION 5.08. Money Laundering. If an entity, the operations of the Lender are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

SECTION 5.09. The Lender acknowledges and agrees that the representations contained in ARTICLE IV shall not modify, amend or affect the Borrower’s right to rely on the Lender’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Loan Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE VI. BORROWER’S ADDITIONAL UNDERTAKINGS

SECTION 6.01. Registration Undertaking. The Borrower shall file all required Registration Statements in compliance with the Registration Rights Agreement and the deadlines set forth therein (the “Registration Undertakings”). Without derogating from any other right or remedy of the Lender under any of the Loan Documents and/or the law, in case of breach of this SECTION 6.01, the Borrower shall pay the Lender, an amount in cash, as partial liquidated damages and not as a penalty, as calculated pursuant to Section 2(c) of the Registration Rights Agreement.

SECTION 6.02. Affirmative and Negative Covenants. Each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Lender or holders of the Note;

(b) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Permitted Indebtedness, provided that, except for Senior Indebtedness, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists;

(c) pay any Indebtedness to any shareholders of the Borrower or any of its Subsidiaries or an entity Controlled by such shareholder or to any other related party of the Borrower or of any of its Subsidiaries or to any Borrower’s or Subsidiary’s directors and officers;

(d) permit any Person to have a Lien of any of the assets of any of the Loan Parties, except for Permitted Liens;

(e) pay any bonuses, management fees, salaries, loans or other amounts to Borrower’s directors and officers (other than payment to the Borrower’s directors and officers as set forth in the latest SEC filing reports of the Borrower or otherwise pursuant to their respective engagement or employment contracts as in effect as of January 1, 2025 and for officers hired thereafter pursuant to the terms approved by the Borrower’s compensation committee and board of directors thereafter).

(f) repay, repurchase or offer to repay, repurchase or otherwise acquire Ordinary Shares or Ordinary Shares Equivalents;

(g) pay cash dividends or distributions on any equity securities of the Borrower;

(h) fail to comply with the Registration Undertaking or fail to or delay the request for acceleration of the effective date of such Registration Statement once the SEC has advised the Borrower or its counsel that it has no further comments thereon or otherwise not complied with the Registration Rights Agreement;

(i) absent manifest error in the exercise notice to the Borrower, in any manner interfere with, dispute or countermand the instructions given by the Lender to the Borrower’s transfer agent as contemplated by the Transfer Agent Instructions;

(j) enter into any material transaction with any Affiliate of the Borrower or any Subsidiary, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Borrower (even if less than a quorum otherwise required for board approval) or the Borrower’s audit committee; or

(k) inter into any agreement or commitment with respect to any of the foregoing.

In addition, each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, the Loan Parties shall timely comply with all of the additional affirmative and negative covenants set forth in this Agreement, the Note and the other Loan Documents.

SECTION 6.03. The Borrower shall not register for resale (including by way of an existing registration statement or any amendment thereto) any securities of the Borrower prior to the Registration Undertaking having been completed and the applicable Registration Statement with respect to the sale of all the Registrable Securities (as such term is defined in the Registration Rights Agreement) (the “Registrable Securities”) having been declared effective by the SEC under the Securities Act, without the prior written consent of the Lender. The Borrower shall have the right to include in such registration statement securities of the Borrower other than the Registrable Securities (the “Other Securities”), provided that the inclusion of such Other Securities does not adversely affect the registration of the Registrable Securities or diminish the rights or priority of the holders thereof with respect to the registration of the Registrable Securities.

SECTION 6.04. Mandatory Prepayment.

(a) For purpose of this SECTION 6.04:

(i) “Prepayment Transaction” shall mean any of the following: (1) issuance or sale of Ordinary Shares or Ordinary Shares Equivalents; (2) issuance or sale of any shares or securities of a Subsidiary, including convertible securities, warrants, options, or other rights to subscribe for or purchase shares or securities; (3) any loan obtained by the Borrower or any of its Subsidiaries; (4) the sale of all or substantially all of the assets or a grant of an exclusive worldwide license to all or substantially all of the intellectual property of the Borrower or any of its Subsidiaries, or the sale of any other asset of the Borrower or a Subsidiary outside the ordinary course of business; (5) the consolidation or merger of the Borrower and/or a Subsidiary with or into any other entity; and (6) any combination of the foregoing;

(ii) “Transaction Proceeds” shall mean the gross amount of any payments payable to the Borrower or any of its Subsidiaries from or in connection with a Prepayment Transaction;

(iii) “Net Proceeds” of a Prepayment Transaction, shall mean the Transaction Proceeds of that Prepayment Transaction less: (1) any applicable taxes incurred by the Borrower or that applicable Subsidiary with respect to those Transaction Proceeds and the distribution thereof from a Subsidiary; and (2) any transaction costs incurred by the Borrower or that applicable Subsidiary for receiving those Transaction Proceeds.

(b) In any event that either (each, a “Trigger Event”) (i) the Transaction Proceeds of a single Prepayment Transaction are equal to or exceeding US$5,000,000 (five million Dollars) or (ii) the aggregate Transaction Proceeds of all Prepayment Transactions are equal to or exceeding US$7,000,000 (seven million Dollars), the Borrower shall be obligated to use the Net Proceeds of the Prepayment Transactions to prepay 100% of the then outstanding Principal Amount, all accrued and unpaid interest, and all other amounts due under the Loan Documents, within five (5) Business Days of the date of consummation of the Prepayment Transaction triggering that Trigger Event.

(c) The Borrower undertakes that each Subsidiary promptly distributes any Net Proceeds obtained by such Subsidiary in connection with a Prepayment Transaction to the Borrower in order to enable the Borrower to comply with this SECTION 6.04.

(d) Notwithstanding the foregoing, any payment under this SECTION 6.04 shall be in priority over any repayment of other Indebtedness of the Borrower, except, for (i) Indebtedness existing on the date hereof whose holders have rights to repayment from such Prepayment Transactions as set forth in Schedule 6.04 of the Borrower Disclosure Schedule, and (ii) if the Prepayment Transaction is with respect to sale of shares or assets of a Qpoint Subsidiary, in which case the priority will be as set forth in Schedule 6.04 of the Borrower Disclosure Schedule and solely to the extent of the amount set forth in that Schedule 6.04 of the Borrower Disclosure Schedule without derogating from the occurrence of a Trigger Event and the obligation to repay the entire amount to the Lender.

(e) For the avoidance of any doubt, the Borrower shall have to pay 100% of the then outstanding Principal Amount, all accrued and unpaid interest, and all other amounts due under the Loan Documents, within five (5) Business Days of the date of consummation of the Prepayment Transaction triggering that Trigger Event even in the event that any entity listed on Schedule 6.04 of the Borrower Disclosure Schedule have any priority over payment to the Lender pursuant to this Section 6.04.

(f) The prepayment to the Lender shall be applied in accordance with the order set forth in SECTION 2.08. Any prepayment made pursuant to this SECTION 6.04 shall be in accordance with SECTION 2.06.

(g) The Borrower shall promptly notify the Lender in writing of any Prepayment Transaction, specifying the Transaction Proceeds and the Net Proceeds, and upon receipt of any proceeds that trigger the prepayment obligation under this Section.

SECTION 6.05. MFN. In each and any event that the Borrower issues or sells any shares of its capital stock, or any securities convertible into or exercisable for shares of its capital stock (“Issuance”), at a price per share (or with a conversion or exercise price per share) that is less than the exercise price of either the Warrant Shares or the Additional Warrant Shares, as applicable, at the time of such Issuance (the “MFN Price”), the Borrower shall promptly notify the Lender in writing of such Issuance. Upon such issuance, (a) if the exercise price of the Warrant Shares is above the MFN Price, then the exercise price of the Warrant Shares shall be reduced to the MFN Price; and (b) if the exercise price of the Additional Warrant Shares is above the MFN Price, then the exercise price of the Additional Warrant Shares shall be reduced to the MFN Price; and (c) the Borrower shall take all necessary actions to adjust the terms of the Warrants such that the exercise price thereof shall be reduced accordingly to the MFN Price. The adjustments under this SECTION 6.05 and issuance of additional shares to the Lender shall be made without any additional consideration to be paid by the Lender to the Borrower. The Borrower shall provide written notice to the Lender within five (5) Business Days of any issuance that triggers this MFN provision, detailing the terms of the adjustments to be made. The Borrower shall implement the necessary adjustments within fourteen (14) days of such issuance. The adjustments for Warrant Shares and Additional Warrant Shares shall be calculated and applied separately, recognizing that they may have different initial exercise prices. For the avoidance of doubt, if the exercise price of either the Warrant Shares or the Additional Warrant Shares is already equal to or below the MFN Price at the time of the Issuance, no adjustment shall be made to that particular exercise price or number of shares. This MFN provision shall continue to apply for each and any Issuance for the duration of the Warrant and survive the repayment of the Loan.

SECTION 6.06. Restrictions on Certain Payments. Until all obligations owed to the Lender under the Note and other Loan Documents shall have been paid in full, the Borrower may not use the Loan’s proceeds: (i) for satisfaction of any portion of the Borrower’s Indebtedness; (ii) for redemption of any Ordinary Shares or Ordinary Shares Equivalents; (iii); in violation of FCPA or OFAC regulations; or (iv) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Borrower.

SECTION 6.07. Integration. The Borrower shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note to the Lender in a manner that would require the registration under the Securities Act of the sale of the Note to the Lender

SECTION 6.08. The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note and/or on account of the Loan or any fees incurred hereunder, or any other expense or amounts payable under this Agreement or under any of the other Loan Documents, shall be unpaid, the Borrower shall:

(a) Compliance, etc. Comply in all material respects with all contractual obligations applicable to it (in addition to those obligations contemplated by other portions of this Article VI).

(b) not conduct the business of the Borrower and its Subsidiaries in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(c) Payment of Taxes, etc. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become delinquent;

(d) Reports, etc. Furnish, or cause to be furnished, to the Lender the following, within fourteen (14) days after the Lender’s request therefor, such information regarding the operations, business affairs and financial condition of the Borrower and of any Affiliate of the Borrower as the Lender may reasonably request from time to time.

(e) Access to Premises and Records. Maintain financial records in accordance with IFRS and permit internal consultants of the Lender or similar representatives of the Lender to have reasonable access to the financial records and other records of the Borrower and his properties during business hours, and permit such consultants or representatives to make such excerpts from such records and to conduct such audits of their books and records as such representatives reasonably deem necessary at the reasonable and documented cost of the Borrower.

(f) Notice of Default. Furnish to the Lender a written statement upon the occurrence of any Event of Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default.

SECTION 6.09. Further Assurances. Within five (5) Business Days after the Lender’s request therefor, execute and deliver to the Lender such documents and take such actions as are necessary, or as the Lender may in good faith request from time to time (including the execution and delivery of further security agreements, financing statements and other documents and the filing or recording of any of the foregoing), in order to further assure the Lender of the Borrower’s compliance with the terms and conditions of any of the Loan Documents.

SECTION 6.10. Change of Address. The Borrower shall notify the Lender of any intention of the Borrower to change, permanently or temporarily, its address.

SECTION 6.11. Publicity. The Borrower and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Borrower nor the Lender shall issue any such press release or SEC Report nor otherwise make any such public statement without the prior consent of the Borrower with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Borrower mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication. Without the prior written consent of the Lender, the Borrower shall not (and shall cause each of its Affiliates to not) disclose the name of any Initial Warrant Holder in any filing (other than as required by applicable law or rules and regulations), announcement, release or otherwise, it being understood that to register the resale of the Warrant Shares of any Warrant holder, the name of such Warrant holder is required to be disclosed in the registration statement.

SECTION 6.12. Indemnification of Lender.

(a) The Borrower shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, charges, costs and expenses of any kind or nature, (including reasonable fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (a) any breach of any of the representations, warranties, covenants or agreements made by the Borrower or any Subsidiary in this Agreement or in the other Loan Documents, and/or (b) the execution or delivery of this Agreement, any other Loan Document, or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of any transactions contemplated hereby or thereby, and/or (c) the Loan or the use of the proceeds thereof, and/or (d) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Borrower or a Subsidiary who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Loan Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Loan Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction). All amounts due under this Section shall be payable promptly after written demand therefor.

(b) To the extent permitted by applicable law, the Borrower and its Subsidiaries shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or the transactions contemplated hereby or thereby or any Loan or the use of the proceeds thereof.

SECTION 6.13. Reservation of Warrant Shares. At all times, the Borrower shall maintain a reserve from its duly authorized shares of Ordinary Shares for issuance pursuant to the Warrants that number of Ordinary Shares as may then be required to fulfill its obligations in full under the Warrants. If, on any date, the number of authorized but unissued (and otherwise unreserved) Ordinary Shares is less than the number shares required to fulfill the Borrower’s obligations under the Warrants, then the Board of Directors of the Borrower shall use commercially reasonable efforts to amend the Borrower’s certificate or articles of incorporation to increase the number of authorized but unissued number of Ordinary Shares to at least the number of Ordinary Shares then issuable pursuant to the Warrants, as soon as possible and in any event not later than the 60th day after such date.

ARTICLE VII. EVENTS OF DEFAULT

SECTION 7.01. Events of Default. Except as set forth in Section 7.01(1) of the Borrower Disclosure Schedules, each of the following events and/or circumstances is an Event of Default, whether or not in the control of the Borrower or any other Loan Party or Affiliate thereof (and each shall be defined herein as an “Event of Default”):

(a) any default in the payment or prepayment of any Principal Amount or Interest payment or any other payment due under the Loan Documents as and when the same shall become due and payable (whether on an Interest Payment Date, the Maturity Date, by mandatory prepayment, acceleration or otherwise) which default is not cured within five (5) Business Days;

(b) the Borrower shall for any reason, or no reason fail to comply with the Registration Undertaking or fail to or delay the request for acceleration of the effective date of Registration Statement once the SEC has advised the Borrower or its counsel that it has no further comments thereon or otherwise not complied with the Registration Rights Agreement;

(c) the Borrower shall fail to observe or perform any other covenant or agreement contained in any of the Loan Documents; which failure is not cured, if capable of cure, within the earlier to occur of (i) two (2) Business Days after notice of such failure sent by the Lender or by any other holder of Note to the Borrower and (ii) five (5) Business Days after the Borrower has become or should have become aware of such failure;

(d) a breach, default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument if longer than five (5) Business Days) by any of the Loan Parties shall occur under any of the Loan Documents, which is not cured within five (5) Business Days;

(e) any material representation or warranty made in any Loan Documents, or certificate made or delivered to the Lender pursuant to any Loan Document shall be untrue or incorrect in any material respect as of the date when made;

(f) the Borrower shall fail to meet the Minimum Market Capitalization and Volume Trading Requirement, and shall be unable to cure such failure within five (5) Business Days;

(g) the Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

(h) any of the Loan Documents shall not be in full force and effect at any time;

(i) the Borrower shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $500,000 (five hundred thousand), whether such Indebtedness now exists or shall hereafter be created, and (ii) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(j) the Borrower shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 25% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(k) a judgment by any competent court for the payment of money in an amount of at least $500,000 (five hundred thousand) is rendered against the Borrower, and the same remains undischarged and unpaid for a period of thirty (30) days during which execution of such judgment is not effectively stayed;

(l) the Borrower shall be delinquent in the filing of any of its annual financial reports or Form 6-K Reports required to be filed with the SEC under the Exchange Act (beyond any period of grace granted by the SEC with respect thereto);

(m) the Ordinary Shares shall have ceased to be listed or traded on the Principal Market;

(n) a Loan Party shall (i) become named on any list of Persons who are or may be engaged in or who have been or may have been engaged in possible criminal activity or other wrongdoing, which list is promulgated under the Patriot Act, or (ii) be indicted, arraigned or custodially detained on charges involving money laundering or any predicate crime to money laundering;

(o) a Loan Party ceases any material portion of its business operations as presently conducted;

(p) evidence is received by the Lender that reasonably leads it to believe a Loan Party may have directly or indirectly been engaged in any type of activity which is or would be reasonably likely to result in the forfeiture of any material property of such Loan Party or would otherwise have a material adverse effect on such Loan Party being able to comply with its obligations and undertaking under the Loan Documents;

(q) a Loan Party conceals, removes or permits to be concealed or removed any part of such Loan Party’s property with intent to hinder, delay or defraud any of its creditors;

(r) a Loan Party makes or suffers to exist a transfer of any property which is fraudulent under the law of any applicable jurisdiction;

(s) the Borrower shall have failed to meet a specific business milestone as set forth in Section 7.01(2) of the Borrower Disclosure Schedules; and/or

(t) in the event that the Security Agreement has not entered into effect duly creating the pledges pursuant thereto within 60 days following the Closing Date, or in the event such pledges have not been registered by the Perfection Deadline.

SECTION 7.02. Rights and Remedies upon Event of Default. (i) upon an Event of Default, other than under subsection SECTION 7.01(g) or SECTION 7.01(h) above, at the Lender’s option at any time thereafter, the Lender may, upon written notice to the Borrower, take any of or all of the following actions, at the same or different times: (a) declare the Loan and/or the Note and all fees accrued hereunder and all obligations of the Borrower, contingent or matured, to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained in this Agreement or in any of the other Loan Documents to the contrary notwithstanding, and/or (b) exercise any or all of the rights and remedies afforded to the Lender under any applicable law and/or under the Loan Documents, or otherwise possessed by the Lender (including, among others, the exercise or realization of any pledge (to the extent the condition set forth in Section 2.1 of the Security Agreement has been fulfilled) or guarantee granted to the Lender); and (ii) automatically upon an Event of Default under subsection SECTION 7.01(g) or SECTION 7.01(h) above, (i) the Loan and/or the Note and all fees accrued hereunder and all obligations of the Borrower, contingent or matured thereunder shall immediately and automatically become due and payable in full, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding; and/or (b) at the Lender’s option at any time thereafter, the Lender may, upon written notice to the Borrower exercise any or all of the rights and remedies afforded to the Lender under any applicable law and/or under the Loan Documents, or otherwise possessed by the Lender (including, among others, the exercise or realization of any pledge (to the extent the condition set forth in Section 2.1 of the Security Agreement has been fulfilled) or guarantee granted to the Lender).

SECTION 7.03. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loan and any interest accrued thereon and any other amounts due under this Agreement shall bear interest at a rate per annum equal to eighteen percent (18%) (“Default Interest”). Default Interest shall be calculated on the basis of a 360-day year and actual days elapsed, and shall accrue daily on the outstanding principal balance and any other amounts due under this Agreement from the date of the Event of Default until such Event of Default is cured or waived in writing by the Lender. Default Interest shall be payable on demand and shall be in addition to any other rights and remedies available to the Lender under this Agreement and/or applicable law. The assessment or acceptance of Default Interest shall not constitute a waiver of any Event of Default or any rights or remedies of the Lender under this Agreement or applicable law.

ARTICLE VIII. MISCELLANEOUS

SECTION 8.01. Fees and Expenses. The Borrower shall bear its own expenses incurred in connection with its negotiation, preparation, execution, delivery and performance of the Loan Documents, including, without limitation, placement agent’s fees, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, DTC fees or broker’s commissions, fees for stock quotation services, fees relating to any amendments or modifications of the Loan Documents or any consents or waivers of provisions in the Loan Documents, fees for the preparation of opinions of counsel, and costs of restructuring the transactions contemplated by the Loan Documents. When possible, the Borrower must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Borrower must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender.

SECTION 8.02. Entire Agreement. The Loan Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules, except for the confidentiality agreement previously entered into between the parties, which shall continue to be in effect.

SECTION 8.03. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by email:

if to Lender:

Julestar LLC

80-02 Kew Gardens Road - Suite 307

Kew Gardens, NY 11415

Attn: Judah Schiff

Email: Julestarllc@gmail.com

with a copy to (which shall not constitute notice):

Lipa Meir & Co.

2 Weissman Street

Tel-Aviv, Israel

Attn: Ziv Preis, Adv.

Email: preis@lipameir.co.il

if to the Borrower:

HUB Cyber Security Ltd.

Attn: Noah Hershcoviz

2 Kaplan Street

Tel Aviv, Israel 6473403

Attn: Adv. Tuvia Grossman

Email: tuvia.grossman@hubsecurity.io

with a copy to (which shall not constitute notice):

Goldfarb Gross Seligman & Co.

Azrieli Center, Round Tower, 39th Floor

Tel Aviv, Israel

Attn: Adam M. Klein, Adv.

Emails: adam.klein@goldfarb.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

SECTION 8.04. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Borrower and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrower may not assign this Agreement or any rights or obligations hereunder, without the prior written consent of the Lender. Subject to the Borrower’s consent, which shall not be unreasonably withheld, conditioned or delayed, the Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Note, and/or participate any of such rights in connection with granting of any participation of the Note, provided that such transfer or participation complies with all applicable federal and state securities laws of the United States and Israel, and that any such transferee or participant agrees in writing by the provisions of the Loan Documents that apply to the Lender.

SECTION 8.06. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

SECTION 8.07. Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of Israel, without regard to principles of conflict of laws as applied thereunder. Notwithstanding the foregoing, reference which is made herein to any statute or any other provision of law (including any US federal or state law) shall be construed and interpreted in accordance with the laws of the relevant jurisdiction.

SECTION 8.08. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to this Agreement shall survive the execution and delivery to the Lender of this Agreement and/or the other Loan Documents, and shall continue in full force and effect so long as this Agreement or the Note is outstanding or any amount due thereunder or hereunder or under any of the other Loan Document remains unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the respective successors and assigns of the Lender.

SECTION 8.09. Waiver of Rights by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

SECTION 8.10. Adjustment of Payment Date. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such adjustment of time shall be included in computing interest.

SECTION 8.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 8.12. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Loan Documents, whenever the Lender exercises a right, election, demand or option under a Loan Document and the Borrower does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Borrower, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

SECTION 8.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Borrower will be entitled to seek specific performance under the Loan Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Loan Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.14. Payment Set Aside. To the extent that the Borrower makes a payment or payments to the Lender pursuant to any Loan Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECTION 8.15. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Loan Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Loan Documents or any amendments hereto. In addition, each and every reference to share prices and numbers of Ordinary Shares in any Loan Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

SECTION 8.16. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

SECTION 8.17. Usury Saving Clause. All payment obligations arising under this Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum rate which any of them is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Note or any other Loan Document, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

SECTION 8.18. Conflicts. Any conflict between any term, covenant, condition or provision of this Agreement, on the one hand, and any term, covenant, condition or provision of any other Loan Document, on the other, shall be resolved in favor of the term, covenant, condition or provision which is more likely for the benefit of the Lender or to enlarge the scope of the collateral or to enhance better the financial security provided to the Lender by the collateral.

SECTION 8.19. Remedies Cumulative. Each right, power and remedy of the Lender hereunder, under any other Loan Document or now or hereafter existing at law, shall be cumulative and concurrent, and the exercise or the initiation of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers and remedies. No failure or delay by the Lender to insist upon strict performance of any one or more provision of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or a default thereunder shall constitute a waiver thereof or preclude the Lender from exercising any such other rights, powers or remedies. By accepting full or partial payment after the due date thereof, the Lender shall not be deemed to have waived the right either to require prompt payment of all other amounts payable at such time, or to exercise any rights and remedies available to the Lender in order to collect all such other amounts payable to the Lender.

SECTION 8.20. Jurisdiction

(a) The Borrower and the Lender hereby irrevocably and unconditionally submit themselves and their property to the exclusive jurisdiction of the competent courts of the State of Israel sitting in the city of Tel Aviv Jaffa, and any appellate court for any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Borrower and the Lender hereby irrevocably and unconditionally waive to the fullest extent they may legally effectively do so, any objection which they now or may hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Subsidiary or any of the Borrower’s or its Subsidiaries’ properties in the courts of any other jurisdiction in which such entity is registered or operate or its property is located.

SECTION 8.21. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement by their duly authorized officers, all as of the day and year first above written.

THE BORROWER:

HUB Cyber Security Ltd.

By:
Name:
Title:

THE LENDER:

Julestar LLC

By:
Name:
Title: